    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY ___, 2001
                                                   REGISTRATION NO. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------
                            COMPASS BANCSHARES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                   ----------
             DELAWARE                                          63-0593897
   (State or other jurisdiction of                          (I.R.S. Employer
   incorporation or organization)                          Identification No.)
                              15 SOUTH 20TH STREET
                            BIRMINGHAM, ALABAMA 35233
                                 (205) 933-3000
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

 JERRY W. POWELL, ESQUIRE                                COPIES TO:
      GENERAL COUNSEL                             REID A. GODBOLT, ESQUIRE
 COMPASS BANCSHARES, INC.                           JONES & KELLER, P.C.
   15 SOUTH 20TH STREET                          1625 BROADWAY, 16TH FLOOR
 BIRMINGHAM, ALABAMA 35233                         DENVER, COLORADO 80202
      (205) 933-3960                                     (303) 573-1600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   ----------
        Approximate date of commencement of proposed sale to the public:
     FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                                   ----------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_| If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                           CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                           PROPOSED            PROPOSED
       TITLE OF SHARES                 AMOUNT              MAXIMUM             MAXIMUM             AMOUNT OF
       TO BE REGISTERED                 TO BE           OFFERING PRICE         AGGREGATE       REGISTRATION FEE
                                     REGISTERED          PER UNIT(1)      OFFERING PRICE (1)
--------------------------------------------------------------------------------------------------------------------

COMMON STOCK, $2.00 PAR VALUE           6,889               $24.22            $166,851.58             $41.71
====================================================================================================================

(1) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULE 457(c) ON THE BASIS OF THE AVERAGE OF THE HIGH AND LOW SALES PRICES REPORTED THROUGH THE NASDAQ NATIONAL MARKET SYSTEM ON JANUARY 11, 2001.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                   PROSPECTUS

                                  6,889 SHARES

                            COMPASS BANCSHARES, INC.
                              15 SOUTH 20TH STREET
                            BIRMINGHAM, ALABAMA 35223
                                 (205) 993-3000

                                  COMMON STOCK
                                   ----------


         This document relates to the resale of up to 6,889 shares of common stock of Compass Bancshares, Inc., a Delaware corporation, offered for the account of a certain selling stockholder. The selling shareholder is selling all of the shares to be sold in the offering.

         Sales of our common stock by the selling stockholder may be effected from time to time in one or more transactions through the Nasdaq National Market System or any other exchange on which our common stock is admitted for trading at prevailing market prices, at prices related to prevailing market prices or at negotiated prices. The selling stockholder may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933.

         We will not receive any proceeds from any resale of our common stock by the selling stockholder.

         Shares of our common stock are listed for trading on the Nasdaq National Market System under the symbol "CBSS." On January 11, 2001, the closing sales price of our common stock was $24.125.



--------------------------------------------------------------------------------
THE SHARES OF COMPASS COMMON STOCK OFFERED BY THIS DOCUMENT ARE NOT SAVINGS ACCOUNTS OR BANK DEPOSITS, ARE NOT OBLIGATIONS OF OR GUARANTEED BY ANY BANKING OR NON-BANKING AFFILIATE OF COMPASS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED OR DISAPPROVED THE COMPASS COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS DOCUMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------


                 THE DATE OF THIS DOCUMENT IS JANUARY 16, 2001.

                                TABLE OF CONTENTS

                                                                       Page
                                                                       ----

Where You Can Find More Information......................................3
Use Of Proceeds..........................................................4
Selling Stockholder......................................................4
Plan Of Distribution.....................................................5
Recent Developments......................................................5
Legal Matters............................................................6
Experts..................................................................6
Indemnification..........................................................6

                       WHERE YOU CAN FIND MORE INFORMATION

         Compass files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file at the Commission's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms.

         Compass' public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Website maintained by the Commission at "http://www.sec.gov."

         Compass common stock is traded on the Nasdaq Stock Market under the symbol "CBSS". Documents filed by Compass also can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         As allowed by Commission rules, this document does not contain all the information that stockholders can find in the registration statement or the exhibits to the registration statement.

         The Commission allows Compass to "incorporate by reference" information into this document, which means that Compass can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in the document. This document incorporates by reference other documents which are listed below that Compass has previously filed with the Commission. The documents contain important information about their financial condition.

         - Compass' Annual Report on Form 10-K for the fiscal year ended December 31, 1999;
         - Compass' Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;
         - Compass' Current Report on Form 8-K dated May 31, 2000 and filed June 19, 2000;
         - Compass' Proxy Statement dated March 22, 2000 and filed with the Securities and Exchange Commission March 24, 2000, relating to its annual meeting of stockholders held on April 17, 2000; and
         - The description of Compass common stock contained in its Proxy Statement dated April 16, 1982 relating to its Annual Meeting held May 17, 1982.

         Compass incorporates by reference additional documents that they might file with the Commission between the date of this document and the date of the special meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

         Compass has supplied all information contained or incorporated by reference in this document relating to Compass.

         COPIES OF ANY OF THE DOCUMENTS INCORPORATED BY REFERENCE (EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED THEREIN) ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST FROM ED BILEK AT 15 SOUTH 20TH STREET, BIRMINGHAM, ALABAMA 35233 (TELEPHONE NO. (205) 933-3331).

         Compass has not authorized anyone to provide you with information that is different from what is contained in this document. You should not assume that the information contained in this document is accurate as of any date other than January 16, 2001.

                                 USE OF PROCEEDS

         Compass Bancshares, Inc. will not receive any of the proceeds from the sale of the shares of Compass common stock (the "Shares") by the holder thereof (the "Selling Stockholder").

                               SELLING STOCKHOLDER

         Western Management Corporation ("Western") was acquired by Compass in connection with Compass' acquisition of FirsTier Corporation ("FirsTier"). The consummation of the acquisition of FirsTier on January 4, 2001 was conditioned upon the simultaneous consummation of the acquisition of Western by Compass (the "Merger"). The sole stockholder of Western received shares of Compass common stock in connection with the Merger pursuant to the Agreement and Plan of Merger dated as of October 18, 2000, as amended, by and between Compass and Western (the "Merger Agreement"). The sole shareholder of Western is the Selling Stockholder.

         The Merger Agreement provided that, in consideration for the Merger, Compass would issue to the sole stockholder of Western an aggregate number of shares of Compass common stock equal to the quotient of (1) 147,040, divided by
(2) the average closing sales price (the "Average Closing Price") of Compass common stock for the twenty days of trading preceding the fifth trading day prior to the day of Closing (as defined in the Merger Agreement). In the event the Average Closing Price would result in the number of shares of Compass common stock to be issued in the Merger to be greater than 9,000, Compass would issue to the sole shareholder of Western and the sole shareholder would accept an aggregate number of shares of Compass common stock equal to 9,000. Pursuant to the Merger Agreement, at the Closing of the Merger, Compass issued an aggregate of 6,889 shares of Compass common stock to the Selling Stockholder.

         The Merger Agreement provides that Compass will prepare this registration statement on Form S-3 covering the resale of the Shares by the Selling Stockholder. All costs and expenses of preparing and filing such registration statement will be paid by Compass.

         The table below sets forth the name of the Selling Stockholder, the number of shares of Compass common stock owned by the Selling Stockholder as of January 4, 2001, the number of shares which may be offered by the Selling Stockholder pursuant to this document and the number of shares of Compass common stock to be owned by the Selling Stockholder upon completion of the offering assuming that all of the Shares are sold and no other shares of Compass common stock are acquired by the Selling Stockholder between January 4, 2001 and the date of the completion of the offering. Any or all of the Shares listed below may be offered for sale by the Selling Stockholder from time to time.


                                 Amount of           Amount of          Amount of
                                 Securities         Securities        Securities to         Percentage
                                beneficially        offered for      be beneficially            of
                                owned prior           Selling              owned        Class Owned AFTER
Selling Stockholder           to Offering (1)       Stockholder      After Offering(2)       Offering(3)
-------------------           ---------------       -----------      -----------------       -----------


Joel H. Wiens                    5,396,176             6,889            5,389,287              4.2%




(1) To the knowledge of Compass, the individual in the table has sole voting and sole investment power with respect to all shares of common stock beneficially owned, subject to community property laws where applicable.

(2) Assumes that all Shares offered hereby by the Selling Stockholder are actually sold and no other shares of common stock are acquired by the Selling Stockholder.

(3) Based on 127,779,150 shares of Compass common stock outstanding on January 10, 2001.

                              PLAN OF DISTRIBUTION

         Sales of Shares by the Selling Stockholder may be effected from time to time in one or more transactions through the Nasdaq National Market System or any other exchange on which Compass common stock may be admitted for trading pursuant to and in accordance with the applicable rules thereof, in block transactions, negotiated transactions or a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

         The Selling Stockholder may effect such transactions by selling shares of Compass common stock to or through broker-dealers, and such broker-dealers may sell the shares of common stock as agent or may purchase such shares of common stock as principal and resell them for their own account pursuant to this document. Such broker-dealers may receive compensation in the form of underwriting documents, concessions or commissions from the Selling Stockholder and/or purchasers of shares of common stock from whom they may act as agent (which compensation may be in excess of customary commissions).

         Compass has advised the Selling Stockholder that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act") may apply to sales of the Shares offered hereby in the market and to the activities of the Selling Stockholder and his affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholder and have informed him of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the Shares offered hereby.

         In connection with such sales, the Selling Stockholder and any participating brokers or dealers may be deemed to be "underwriters" as defined in the Securities Act and any profit on the sale by them of the shares of common stock offered by this document and any discounts and commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act. In addition, any of the shares of common stock that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this document.

         Compass will not receive any of the proceeds from the sale by the Selling Stockholder of the Shares offered by this document. Certain of the fees and expenses of this Registration Statement will be borne by Compass. SEE "SELLING STOCKHOLDER."

         In order to comply with certain state securities laws, if applicable, the shares of Compass common stock offered by this document will not be sold in a particular state unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with, and, if so required, will only be sold in that state through registered or licensed brokers or dealers.

         The shares of Compass common stock originally issued by Compass to the Selling Stockholder bear legends as to their restricted transferability. Upon the effectiveness of the Registration Statement of which this document is a part, and the transfer by the Selling Stockholder of any of the shares of common stock pursuant thereto, new certificates representing such shares will be issued to the transferee, free of any such legends unless otherwise required by law.

                               RECENT DEVELOPMENTS

         Compass' strategy for growth includes strengthening its presence in core markets, expanding into contiguous markets and broadening its product offerings.

         Effective December 13, 2000, Compass Bank acquired all of the issued and outstanding common stock of Texas Insurance Agency, Inc. - San Antonio, Texas Insurance Agency, Inc. - Austin, Texas Insurance Agency, Inc. - Uvalde, Texas Insurance Agency Financial Services, Inc. and PlanRite, Inc. (collectively, the "Companies"), in accordance with the terms of separate Stock Purchase Agreements by and among Compass Bank and the respective shareholders of each of the Companies.

         In August 2000, Compass entered into an agreement to acquire FirsTier Corporation. Shareholders of FirsTier approved the merger at a special meeting held on December 13, 2000. The merger was completed on January 4, 2001.

                                  LEGAL MATTERS

         Certain legal matters in connection with the Shares offered hereby will be passed upon for Compass by Jerry W. Powell, Esquire, General Counsel, Secretary and an employee of Compass. As of January 5, 2001, Mr. Powell was the beneficial owner of an aggregate of approximately 149,545 shares of common stock.


                                     EXPERTS

         The consolidated financial statements of Compass Bancshares, Inc. incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 1999, have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto and are included in this document in reliance upon the authority of said firm as experts in giving said report.


                                 INDEMNIFICATION

         Compass' Bylaws contain provisions similar to those of Section 145 of the Delaware General Corporation Law, which authorize Compass to indemnify its officers, directors, employees and agents to the full extent permitted by law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Compass, Compass has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses payable by Compass in connection with the offering described in this Registration Statement (other than underwriting discounts and commissions) are as follows:

     SEC registration fee..........................................  $    44
     EDGAR and transmission expenses ..............................    1,000
     Accounting fees and expenses .................................    3,500
     Legal fees and expenses ......................................    5,000
     Miscellaneous ................................................    1,000
                                                                   ---------
              Total ...............................................  $10,544
                                                                     =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 17 of Article V of Compass' Bylaws provides in part as follows:

                  Without limitation, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the full extent permitted by the General Corporation Law of Delaware, upon such determination having been made as to his good faith and conduct as is required by said General Corporation Law. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to the extent, if any, authorized by the Board of Directors in accordance with the provisions of said General Corporation Law, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

Under Section 145 of the Delaware General Corporation Law (the "GCL"), directors, advisory directors and officers of a Delaware corporation are entitled to indemnification permitted by the statute as provided in such corporation's certificate of incorporation, by-laws, resolutions and other proper action.

         In addition, Article 8 of Compass' Restated Certificate of Incorporation, as amended, provides:

                  No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty of such director, except (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article 8 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

This provision is identical to, and is authorized by, 1986 amendments to the GCL, Section 102(b)(7).

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Compass pursuant to the foregoing provisions, or otherwise, Compass has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Compass of expenses incurred or paid by a director, officer or controlling person of Compass in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Compass will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16.  EXHIBITS.

    2.1 Agreement and Plan of Merger dated as of October 18, 2000 by and between Compass Bancshares, Inc. and Western Management Corporation, as amended.

    *3.1 Restated Certificate of Incorporation of Compass Bancshares, Inc., dated May 17, 1982 (filed with the December 31, 1982 Form 10-K of Compass Bancshares, Inc. and incorporated herein by reference) (File No. 0-6032)

    *3.2 Certificate of Amendment, dated May 20, 1986, to Restated Certificate of Incorporation of Compass Bancshares, Inc. (filed as Exhibit 4(b) to Registration Statement on Form S-8, Registration No. 33-39095, and incorporated herein by reference) (File No. 0-6032)

    *3.3 Certificate of Amendment, dated May 15, 1987, to Restated Certificate of Incorporation of Compass Bancshares, Inc. (filed as Exhibit 3.1.2 to Post-Effective Amendment No. 1 to Registration Statement on Form S-4, Registration No. 33-10797, and incorporated herein by reference) (File No. 0-6032)

    *3.4 Certificate of Amendment, dated November 8, 1993, to the Restated Certificate of Incorporation of Compass Bancshares, Inc. (filed as Exhibit 3(d) to Registration Statement on Form S-4, Registration No. 33-51919, and incorporated herein by reference) (File No. 0-6032)

    *3.5 Certificate of Amendment, dated September 19, 1994, to Restated Certificate of Incorporation of Compass Bancshares, Inc. (filed as Exhibit 3.5 to Registration No. 33-55899, and incorporated herein by reference) (File No. 0-6032)

    *3.6 Certificate of Amendment, dated June 2, 1998, to Restated Certificate of Incorporation of Compass Bancshares, Inc. (filed as Exhibit 4.6 to Registration Statement on Form S-3, Reg. No. 333-60725, and incorporated herein by reference) (File No. 0-6032)

    *3.7 Bylaws of Compass Bancshares, Inc. (Amended and Restated as of March 15, 1982) (filed with the December 31, 1982 Form 10-K of Compass Bancshares, Inc. and incorporated herein by reference) (File No. 0-6032)

    5.1 Opinion and consent of Jerry W. Powell, Esquire, as to the legality of the securities being registered

    23.1       Consent of Arthur Andersen LLP

    23.2       Consent of Jerry W. Powell, Esquire (included in the opinion in
               Exhibit 5.1)

    24.1       Power of Attorney

    24.2       Resolutions of the Board of Directors of Compass Bancshares, Inc.

----------
*Incorporated by reference.

ITEM 17.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             i. To include any prospectus required by section 10(a)(3) of the Securities Act;

             ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13(a) or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Compass' annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Compass pursuant to the provisions described under Item 15 above, or otherwise, Compass has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Compass of expenses incurred or paid by a director, officer or controlling person of Compass in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Compass will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, the State of Alabama, on January 15, 2001.
                                       COMPASS BANCSHARES, INC.


                                       By:   *
                                          ------------------------------------
                                          D. Paul Jones, Jr., Director,
                                          Chairman and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                              TITLE                                    DATE

 *                                          Director, Chairman and Chief                  January 15, 2001
 --------------------------------                 Executive Officer
D. Paul Jones, Jr.

 *                                            Chief Financial Officer                     January 15, 2001
 --------------------------------        (Principal Financial Officer)
Garrett R. Hegel

 *                                           Chief Accounting Officer                     January 15, 2001
 --------------------------------
 Timothy L. Journy

 *                                                   Director                             January 15, 2001
 --------------------------------
 James H. Click, Jr.

 *                                                   Director                             January 15, 2001
 --------------------------------
Charles W. Daniel

 *                                                   Director                             January 15, 2001
 --------------------------------
W. Eugene Davenport

 *                                                   Director                             January 15, 2001
 --------------------------------
Marshall Durbin, Jr.

 *                                                   Director                             January 15, 2001
 --------------------------------
Tranum Fitzpatrick

 *                                                   Director                             January 15, 2001
 --------------------------------
Carl J. Gessler, Jr., M.D.

 *                                                   Director                             January 15, 2001
 --------------------------------
John S. Stein

*By: /S/ JERRY W. POWELL
     -------------------
       Jerry W. Powell,
       Attorney-in-fact



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